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                                                                    EXHIBIT 23.3

                          INDEPENDENT AUDITORS CONSENT


          We consent to the incorporation by reference in this Registration Statement of United HealthCare Corporation on Form S-4 of our report dated March 17, 1995, except for note 10 as to which the date is October 2, 1995, (relating to the financial statements of Metropolitan Life Insurance Company Health Care Benefit Business not presented separately herein) incorporated by reference in the Form 8-K/A Current Report of United HealthCare Corporation dated October 2, 1995 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.



                                               DELOITTE & TOUCHE LLP


New York, New York
March 20, 1996